Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated August 1, 2011, except as to Note 2 which is as of October 21, 2011, on the balance sheet of AEI Core Property Income Trust, Inc. (the Company) as of July 18, 2011, in the prospectus for the Company and to the reference to our Firm under the caption “Experts” in the Prospectus included therein.

                    /s/  Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                    Certified Public Accountants

Minneapolis, Minnesota
October 21, 2011